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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 33-81718, 33-89474, 333-19777, 333-14799, 333-03877, 333-03881, 333-03677,
333-02812 and 333-59483 of C-Cube Microsystems Inc. on Forms S-8 of our reports dated January 21, 1999, appearing in this Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
March 22, 1999